EXECUTION COPY







                                 PeoplePC Inc.





                         REGISTRATION RIGHTS AGREEMENT



                               DECEMBER 17, 2001










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                              TABLE OF CONTENTS



                                                                          Page


SECTION 1    GENERAL..........................................................1
        1.1    Definitions....................................................1

SECTION 2    REGISTRATION.....................................................3
        2.1    Shelf Registration.............................................3
        2.2    Expenses of Registration.......................................6
        2.3    Obligations of the Company.....................................6
        2.4    Furnishing Information.........................................7
        2.5    Indemnification................................................7
        2.6    Assignment of Registration Rights..............................9
        2.7    Amendment of Registration Rights..............................10
        2.8    Rule 144 Reporting............................................10
        2.9    Termination...................................................11

SECTION 3    MISCELLANEOUS...................................................11
        3.1    Governing Law.................................................11
        3.2    Successors and Assigns........................................11
        3.3    Entire Agreement..............................................11
        3.4    Severability..................................................11
        3.5    Amendment and Waiver..........................................11
        3.6    Delays or Omissions...........................................12
        3.7    Notices.......................................................12
        3.8    Titles and Subtitles..........................................13
        3.9    Counterparts..................................................13
        3.10   Expenses......................................................13
        3.11   Specific Enforcement..........................................13
        3.12   Attorneys'Fees................................................13
        3.13   Survival......................................................13

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                                 PEOPLEPC INC.

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 17th day of December 2001 by and among PEOPLEPC INC., a Delaware corporation (the "Company"), and the holders of the Company's Series B Preferred Stock, par value $0.0001 per share ("Series B Stock"), set forth on Exhibit A hereto (the "Investors").

                                   Recitals

          WHEREAS, the Company and the Investors have entered into the Series B Preferred Stock Purchase Agreement, dated as of December 17, 2001 (the "Stock Purchase Agreement") providing for, among other things, the sale by the Company and the purchase by the Investors of an aggregate of 6,400,000 shares of Series B Stock;

          WHEREAS, as a condition of entering into the Stock Purchase Agreement, the Investors have requested that the Company extend to them registration rights for shares issued in accordance with the Stock Purchase Agreement; and

          WHEREAS, the Company's and Investors' obligations under the Stock Purchase Agreement are conditioned upon the execution and delivery of this Agreement by such parties.


          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Stock Purchase Agreement, the parties hereto agree as follows:

                                  SECTION 1

                                    GENERAL

          1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Affiliate" means, with respect to a specified person or entity, a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          "Closing" means the consummation of the purchase of the shares of Series B Stock contemplated by the Stock Purchase Agreement.

          "Common Stock" means shares of Common Stock, par value $0.001 per share, of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities.

          "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

          "Put Option" has the meaning set forth in the definition of Put Option Stock.

          "Put Option Stock" means the Common Stock issuable upon exercise of the put option (the "Put Option")granted by the Company in the Put Option Agreement, dated May 30, 2001, entered into by the Company, @viso Limited, Bowerbrook Limited, SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement or document.

         "Registrable Securities" means (a) shares of Common Stock issued or issuable upon conversion of the Series B Stock or the Put Option Stock; and
(b) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, the Series B Stock or the Put Option Stock. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to an effective Registration Statement or that can be sold under Rule 144(k) pursuant to the Securities Act (or any successor provision).

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable upon conversion of Series B Stock, upon exercise of the Put Option or upon the exercise or conversion of then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement,

                                      -2


including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and stock transfer taxes.

          "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.


                                  SECTION 2

                                 REGISTRATION

          2.1    Shelf Registration.

          (a) Filing. No later than 30 calendar days following the Closing, the Company shall file with the SEC a Registration Statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") covering the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 90 calendar days following the Closing, or sooner, if practicable

          (b) Postponement of Registration. Notwithstanding Section 2.1(a), the Company shall be entitled to postpone the declaration of effectiveness of the Shelf Registration Statement for a reasonable period of time, but not in excess of 60 days after the date the SEC has informed the Company that the Shelf Registration Statement will not be reviewed or that the SEC has no further comments with regard to the Shelf Registration Statement, if the board of directors of the Company (the "Board"), acting in good faith and following consultation with legal counsel, determines that there exists material non-public information about the Company which the Board does not wish to disclose in a Registration Statement (due to the fact that such disclosure would result in a significant adverse impact on the Company or its stockholders), which information would otherwise be required to be disclosed in any Registration Statement filed with the SEC by the Company.

          (c)   Continued Effectiveness. Subject to Sections 2.1(b), (d) and
(f), the Company shall use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until such time as there are no outstanding Registrable Securities (such period of effectiveness, the "Shelf Period").


                                     -3-

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          (d) Selling Procedures. Any sale of Registrable Securities pursuant to the Shelf Registration Statement filed in accordance with Section 2.1(a) hereof shall be subject to the following conditions and procedures:

               (i) The selling Holder shall provide written notice ("Stockholder Notice") to the Company no less than three full trading days prior to such Holder's intended sale. Within the three trading-day period following receipt of the Stockholder Notice, which notice shall include a working facsimile number for purposes of delivery of the Company's response, the Company shall either (A) inform such Holder in writing if the Registration Statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder or (B) delay the resale by such Holder by delivering to such Holder a written notification that the Suspension Right has been exercised and is then in effect (the "Suspension Notice"). In the event that the selling Holder receives notice from the Company that the Registration Statement is current and complies with the Securities Act, such Holder shall then have 15 business days after the date of the intended sale, as specified in the Stockholder Notice, to sell the Registrable Securities proposed to be sold. After such 15 day period, the selling Holder shall once again comply with the procedures set forth in this Section 2.1(d) prior to any further sales. In the event that a selling Holder receives a Suspension Notice, such Holder shall refrain from selling any Registrable Securities until his, her or its receipt of a supplemented or amended prospectus pursuant to Subsections 2.1(d)(ii) and 2.1(d)(iii) below, or written notice from the Company that the suspension period has ended and use of the prospectus previously furnished to such Holder may be resumed. Notwithstanding the foregoing, it shall be understood that a selling Holder who is an Affiliate of the Company as a result of the fact that such Holder has appointed a member of the Board (as defined below) shall not be required to deliver a Stockholder Notice and, rather, shall be permitted to provide prior oral notice in person (including person to person telephone communications) to the Company's Chief Executive Officer, Chief Financial Officer or General Counsel (or the person performing the function and duties normally associated with such positions) in advance of such Holder's sale, in which case, the Company shall be entitled to deliver an oral Suspension Notice to such Affiliate.

               (ii) Subject to this Section 2.1(d), if the Shelf Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder Notice; provided, however, that if (A) the board of directors of the Company (the "Board"), acting in good faith and following consultation with legal counsel, determines that there exists material nonpublic information about the Company which the Board does not wish to disclose in the Shelf Registration Statement (due to the fact that such disclosure would result in a significant adverse impact on the Company or its stockholders) which information would otherwise be required by the Securities Act to be disclosed in the Registration Statement to be filed pursuant to Section 2.1(a), or (B) upon the occurrence of any event described in clause (D) of Subsection 2.1(d)(iii) hereof, no more than two times during any 12 month period, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act for up to 60 days on each occasion without explanation to such Holder (each, a "Suspension Right"). The Company shall be entitled to exercise its Suspension Right consecutively.

               (iii) Notwithstanding the foregoing, the Company shall notify each Holder (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments or supplements to the Shelf Registration Statement or related prospectus or for additional information relating to the Shelf Registration Statement, (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) of the happening of any event which makes any statement made in the Shelf Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In any such event, the Company may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the Shelf Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (D), prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


               (e) Underwritten Offering. If the holders of not less than 66?% of the Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall, from time to time, amend (including, to the extent required, through a post-effective amendment) or supplement the Shelf Registration Statement for such purpose. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company. The right of any Holder to include its Registrable Securities in such Underwritten Offering shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate number of days pursuant to which: (i) the Shelf Registration Statement may be postponed pursuant to
Section 2.1(b) hereto, (ii) a Holder's sales of Registrable Securities may be suspended pursuant to Section 2.1(d)(i) hereto, (iii) a Holder's sales of Registrable Securities may be delayed pursuant to Section 2.1(d)(ii) hereto; and (iv) the Shelf Registration Statement may be suspended pursuant to Section 2.1(f) hereto, exceed 120 days in any twelve (12) month period.

               (f) Piggyback Rights. If, at any time, the Company proposes to register any of its Common Stock or any other equity securities under the Securities Act on a Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of an offering or sale by or on behalf of the Company of its Common Stock or such equity securities for its own account (a "Primary Offering"), the Company may suspend the use of the Shelf Registration Statement for no more than 120 days; provided, that if the Company exercises its right pursuant to the foregoing, the Company shall afford the Holders the opportunity to register their Registrable Securities on the Registration Statement for the Primary Offering on terms and conditions no less favorable to the Holders than those set forth in Section 2.4 of the Second Amended and Restated Investor Rights Agreement, dated as of May 30, 2001, by and among the Company and the Investors (as defined therein).

          2.2 Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses, in any, incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

          2.3 Obligations of the Company.

          Subject to the limitations of Sections 2.1 and 2.9, whenever required to effect the registration of or maintain the effectiveness of the Shelf Registration Statement for the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in
Section 2.1 above.

               (b) Furnish to the Holders such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (c) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (d) In the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (e) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such Prospectus is, or is to be, used, not misleading.

               (f) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          2.4 Furnishing Information. It shall be a condition precedent to the obligations of the Company to register Registrable Securities held by any Holder that such selling Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of such securities and shall take all such action as may be required to effect the registration of their Registrable Securities.

          2.5 Indemnification.

               (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and any underwriter (as defined in the Securities Act) for such Holder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement filed as set forth in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as reasonably incurred to each such Holder or underwriter any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or underwriter of such Holder or (ii) with respect to any preliminary prospectus to the extent such loss, claim, damage, liability or action results from the fact that Holder or underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Holder or underwriter on a timely basis, and the loss, claim, damage or liability of such Holder or underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the final prospectus.


               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, any underwriter and any other Holder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which the Company, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder to be specifically for use in connection with such registration; and each such Holder will pay as reasonably incurred any legal or other expenses reasonably incurred by the Company, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.5 exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

               (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this
Section 2.5 shall survive completion of any offering of Registrable Securities in the Shelf Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (f) The obligations of the Company under this Section 2.5 shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder and underwriter and each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act; and the obligations of the Holders or underwriters contemplated by this Section 2.5 shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

          2.6 Assignment of Registration Rights.

          The rights pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, or is an affiliate or donee of such Holder, including without limitations, any partnership or other entity of which any affiliate of such Holder is a general partner or over which such Holder has investment discretion, or any employee of any of the foregoing, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least ten percent (10%) of the Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and (iii) such transferee provides the Company with such information as the Company may reasonably request.

          2.7 Amendment of Registration Rights.

          Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities then outstanding; provided, however, that if such amendment adversely affects the Registrable Securities held by a non-consenting Holder in a manner different than that of a consenting Holder, then such amendment or waiver shall require the consent of such adversely affected non-consenting party; provided, further, that any waiver or amendment of this Section 2.7 shall require the consent of all parties to this Agreement. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

          2.8 Rule 144 Reporting.

          With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company to the extent such reports are not available on the web site maintained by the SEC; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          2.9 Termination. The registration rights set forth herein shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 of the Securities Act.

                                  SECTION 3

                                 MISCELLANEOUS

          3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflict of laws.

          3.2 Successors and Assigns. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by the Investors or the Company without the prior written consent of the other; provided, however, that the Investors may assign their rights and delegate their obligations hereunder, in whole or in part, to any affiliates of the Investors, including, without limitation, any other partnership or other entity of which any direct or indirect subsidiary of such Investor or any affiliate thereof is a general partner or has investment discretion, or any employees of any of the foregoing subject to applicable securities laws; provided, further, that any such assignee that acquires any Shares shall, as a condition to acquiring such Shares, agree to be bound by the provisions of any agreement applicable to the Shares. The provisions hereof shall inure to the benefit of, be enforceable by and be binding upon, the successors and permitted assigns of the parties hereto and each person who shall be a Holder of Registrable Securities from time to time.

          3.3 Entire Agreement. This Agreement and the Stock Purchase Agreement and the Exhibits and Schedules hereto and thereto, including the Certificate of Designations of the Company, in the form attached as Exhibit B to the Stock Purchase Agreement (the "Certificate"), and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

          3.4 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          3.5  Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Registrable Securities as of the date of such amendment.

               (b) The obligations of the Company and the rights of the holders of the Registrable Securities under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities as of the date of such waiver.

          3.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance by the Company under this Agreement, the Stock Purchase Agreement or the Certificate shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Holder's part of any breach, default or noncompliance under this Agreement, the Stock Purchase Agreement or the Certificate or any waiver on such Holder's part of any provisions or conditions of this Agreement, the Stock Purchase Agreement or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Stock Purchase Agreement or the Certificate, by law or otherwise afforded to any Holder shall be cumulative and not alternative.

          3.7 Notices. Subject to Section 2.1(d)(i), all notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand,
(ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

               If to any Investor:   To the address or facsimile number of such
                                     Purchaser specified on Exhibit A hereto.

               With a copy to:       Sullivan & Cromwell
                                     1870 Embarcadero Road
                                     Palo Alto, California 94303
                                     Attention:  John L. Savva
                                     Telephone No.: (650) 461-5600
                                     Facsimile No.:   (650) 461-5700

               If to the Company:    PeoplePC Inc.
                                     100 Pine Street, Suite 1100
                                     San Francisco, California 94111
                                     Attention:  General Counsel
                                     Telephone No.:
                                     Facsimile No.:  (415) 901-2480

                  With a copy to:    Wilson Sonsini, Goodrich & Rosati
                                     650 Page Mill Road
                                     Palo Alto, California 94304-1050
                                     Attention: Mark A. Bertelsen
                                                Don S. Williams
                                     Telephone No: (650) 493-9300
                                     Facsimile No: (650) 493-6811

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 3.7.

          3.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          3.10 Expenses. The Company and each of the Investors shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein; provided, however, that if the Investors consummate the purchase of the Registrable Securities contemplated by the Stock Purchase Agreement, the Company shall reimburse the reasonable legal fees and expenses of counsel to SOFTBANK Capital Partners LP incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and all of the transactions contemplated hereby.

          3.11 Specific Enforcement. Any Holder shall be entitled to specific enforcement of its rights under this Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

          3.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.13 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby until the registration rights set forth herein terminate as provided in Section 2.9; provided, however, that Section 2.5 and this Section 3 shall survive and remain in effect indefinitely.

          IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                    COMPANY:


                                    PEOPLEPC INC.



                                    By:      /s/ Nicholas Grouf
                                        -------------------------------------
                                        Name:    Nicholas Grouf
                                        Title:   Chief Executive Officer














                         REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


                                   INVESTOR:


                                   SOFTBANK CAPITAL PARTNERS LP

                                   By:   SOFTBANK Capital Partners LLC
                                         Its General Partner

                                   By:      /s/ Steven J. Murray
                                         -----------------------------------
                                         Name:  Steven J. Murray
                                                ----------------------------
                                         Title: Administrative Member
                                                ----------------------------



                                   SOFTBANK CAPITAL LP

                                   By:  SOFTBANK Capital Partners LLC
                                        Its General Partner

                                   By:      /s/ Steven J. Murray
                                         -----------------------------------
                                         Name:  Steven J. Murray
                                                ----------------------------
                                         Title: Administrative Member
                                                ----------------------------


                                   SOFTBANK CAPITAL ADVISORS FUND LP

                                   By:  SOFTBANK Capital Partners LLC
                                        Its General Partner

                                   By:      /s/ Steven J. Murray
                                         -----------------------------------
                                         Name:  Steven J. Murray
                                                ----------------------------
                                         Title: Administrative Member
                                                ----------------------------


                        REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                   SOFTBANK TECHNOLOGY VENTURES IV LP

                                   By:  SOFTBANK Technology Ventures IV LLC

                                   By:      /s/ Bradley A. Feld
                                         -----------------------------------
                                         Name:  Bradley A. Feld
                                                ----------------------------
                                         Title:
                                                ----------------------------
                                   SOFTBANK TECHNOLOGY ADVISORS FUND LP

                                   By:  SOFTBANK Technology Ventures IV LLC

                                   By:      /s/ Bradley A. Feld
                                         -----------------------------------
                                         Name:  Bradley A. Feld
                                                ----------------------------
                                         Title:
                                                ----------------------------



                                   BENY ALAGEM
                                         /s/ Beny Alagem
                                   -----------------------------------------



                                   DAVID SILFEN
                                         /s/ David Silfen
                                   -----------------------------------------









                        REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                 @VISO LIMITED

                                   By:      /s/ Frank Boulben
                                         -----------------------------------
                                         Name:  Frank Boulben
                                                ----------------------------
                                         Title: Director
                                                ----------------------------







                        REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                        CMS TECH CO-INVESTMENT SUBPARTNERSHIP


                                         By:      /s/ Richard A. Mitchell
                                                  ---------------------------
                                                  Authorized Representative














                        REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                        BIB INVESTMENT PARTNERS


                                        By:        /s/ Ira Brind
                                                 ---------------------------
                                                 Ira Brind, Partner
















                        REGISTRATION RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                   Exhibit A

SERIES B:

Schedule of Purchasers

NAME AND ADDRESS                                              SHARES
----------------                                              ---------

Softbank Capital Partners LP                                1,799,928
1188 Centre Street
Newton Center, MA 02459
(fax) 617-928-9301

Softbank Capital LP                                         1,769,004
1188 Centre Street
Newton Center, MA 02459
(fax) 617-928-9301

Softbank Capital Advisors Fund LP                              31,068
1188 Centre Street
Newton Center, MA 02459
(fax) 617-928-9301

Softbank Technology Ventures IV LP                             49,060
Attention:  Bradley A. Feld
100 Superior Plaza Way, Suite 200
Superior, CO 80027
(fax) 303-494-7642

Softbank Technology Advisors Fund LP                              940
Attention:  Bradley A. Feld
100 Superior Plaza Way, Suite 200
Superior, CO 80027
(fax) 303-494-7642

Beny Alagem                                                   600,000
c/o Sam Surloff
2842 Motor Ave.
Los Angeles, CA 90064
(fax) 310-274-6816

David Silfen                                                   60,000
c/o Mayfair Management
717 5th Avenue, 19th Floor
New York, NY 10022
(fax)  212-797-7810

NAME AND ADDRESS                                              SHARES
----------------                                              ---------

@viso Limited                                     All shares of Common Stock
c/o Macfarlanes                                   issued upon exercise of the
10 Norwich Street                                 Put Option
London EC4A 1BD
England
Attn:  Charles Martin
(fax) 44-207-831-9607

with a copy to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019
Attn:  Faiza J. Saeed
(fax) 212-765-1047



CMS Tech Co-Investment Subpartnership             50,000
c/o CMS Affiliated Partnerships
One Bala Plaza, Suite 412
Bala Cynwyd, PA 19004

BIB Investment Partners                           15,000
c/o Ira Brind
CMS Companies
1926 Arch Street
Philadelphia, PA 19103